Press Release

RLJ Lodging Trust Reports Second Quarter 2018 Results

- Sold Embassy Suites Napa Valley for $102 million (post quarter-end); valued at nearly 15x trailing EBITDA
- RevPAR growth of 1.3%
- Pro forma Hotel EBITDA Margin of 35.0%

Bethesda, MD, August 7, 2018 – RLJ Lodging Trust (the “Company”) (NYSE: RLJ) today reported results for the three and six months ended June 30, 2018.

Highlights

•	Sold Embassy Suites Napa Valley for $102 million, representing a valuation of nearly 15x trailing EBITDA, subsequent to quarter-end

•	Pro forma RevPAR increased 1.3%, Pro forma ADR increased 1.0%, and Pro forma Occupancy increased 0.3%

•	Pro forma Hotel EBITDA Margin of 35.0%

•	Net income increased 51.6% to $64.4 million

•	Adjusted EBITDA increased 54.1% to $159.8 million

•	Adjusted FFO per diluted common share and unit increased 2.8% to $0.73

“We continued the successful execution of our asset disposition strategy with our recent sale of the Embassy Suites Napa Valley,” commented Ross H. Bierkan, President and Chief Executive Officer. “With an unwavering focus, we have made meaningful progress in accomplishing our strategic objectives. Over the past year, we have generated $400 million from assets sales at an average EBITDA multiple of approximately 15x. With a healthy disposition pipeline, we are on pace to meet our incremental asset sales objective for 2018. Our leverage continues to be at our target and we have nearly realized our G&A synergies. With solid momentum and a talented team in place, I am confident that RLJ is well positioned to unlock meaningful value for shareholders in the years to come.”
Financial and Operating Results
Performance metrics such as Occupancy, Average Daily Rate (“ADR”), Revenue Per Available Room (“RevPAR”), Hotel EBITDA, and Hotel EBITDA Margin are Pro forma. The prefix “Pro forma” as defined by the Company, denotes operating results which include results for periods prior to its ownership and excludes sold hotels. Pro forma RevPAR and Pro forma Hotel EBITDA Margin are reported on a comparable basis and therefore exclude any hotels sold during the period and non-comparable hotels that were not open for operation or were closed for renovation for comparable periods. Explanations of EBITDA, EBITDAre, Adjusted EBITDA, Hotel EBITDA, Hotel EBITDA Margin, FFO, and Adjusted FFO, as well as reconciliations of those measures to net income or loss, if applicable, are included within this release.

Net income for the three months ended June 30, 2018, increased $21.9 million to $64.4 million, representing a 51.6% increase over the comparable period in 2017. For the six months ended June 30, 2018, net income increased $24.0 million to $88.3 million, representing a 37.4% increase over the comparable period in 2017.

Pro forma RevPAR for the three months ended June 30, 2018, increased 1.3% over the comparable period in 2017, driven by a Pro forma ADR increase of 1.0%, and by a Pro forma Occupancy increase of

0.3%. Excluding Louisville, Austin, and Denver, which experienced softness in the quarter, Pro forma RevPAR growth was 2.6%. For the six months ended June 30, 2018, Pro forma RevPAR increased 0.4% over the comparable period in 2017, driven by a Pro forma ADR increase of 0.1% and by a Pro forma Occupancy increase of 0.2%.

Pro forma Hotel EBITDA Margin for the three months ended June 30, 2018, was 35.0%, a decrease of 79 basis points over the comparable period in 2017. Increases in real estate taxes and insurance expense impacted Pro forma Hotel EBITDA Margin by approximately 45 basis points. For the six months ended June 30, 2018, Pro forma Hotel EBITDA Margin decreased 122 basis points over the comparable period in 2017 to 32.3%.

Pro forma Hotel EBITDA for the three months ended June 30, 2018, was $169.3 million, largely flat with the comparable period in 2017. For the three months ended June 30, 2017, Pro forma Hotel EBITDA includes results from prior ownership of $60.0 million from the hotel properties acquired pursuant to the FelCor merger.

For the six months ended June 30, 2018, Pro forma Hotel EBITDA decreased $9.3 million to $293.3 million, representing a 3.1% decrease over the comparable period in 2017. For the six months ended June 30, 2018, Pro forma Hotel EBITDA includes results from prior ownership of $106.7 million from the hotel properties acquired pursuant to the FelCor merger.

Adjusted FFO for the three months ended June 30, 2018, increased $39.2 million to $127.9 million, representing a 44.1% increase over the comparable period in 2017. For the six months ended June 30, 2018, Adjusted FFO increased $56.2 million to $209.4 million, representing a 36.7% increase over the comparable period in 2017.

Adjusted FFO per diluted common share and unit for the three months ended June 30, 2018, increased $0.02 to $0.73, representing a 2.8% increase over the comparable period in 2017. For the six months ended June 30, 2018, Adjusted FFO per diluted common share and unit decreased $0.03 to $1.20, representing a 2.4% decrease over the comparable period in 2017.

Adjusted EBITDA for the three months ended June 30, 2018, increased $56.1 million to $159.8 million, representing a 54.1% increase over the comparable period in 2017. For the six months ended June 30, 2018, Adjusted EBITDA increased $93.0 million to $275.6 million, representing a 50.9% increase over the comparable period in 2017.

Non-recurring items and other adjustments which were noteworthy for the three months ended June 30, 2018, include $3.5 million of other expenses outside of the normal course of operations, including certain costs associated with shareholder activism. For the six months ended June 30, 2018, non-recurring items and other adjustments which were noteworthy also include a gain on extinguishment of indebtedness of $7.7 million.

Non-recurring items are included in net income but are excluded from Adjusted EBITDA and Adjusted FFO, as applicable. A complete listing of non-recurring items is provided in the Non-GAAP reconciliation tables located in this press release.

Net cash flow from operating activities totaled $195.8 million for the six months ended June 30, 2018, representing a 38.3% increase over the comparable period in 2017.

Balance Sheet
As of June 30, 2018, the Company had $382.5 million of unrestricted cash on its balance sheet, $350.0 million available on its revolving credit facility, and $2.5 billion of debt outstanding.

The Company’s ratio of net debt to Adjusted EBITDA for the trailing twelve-month period ended June 30, 2018, was 3.9x.

Dividends
The Company’s Board of Trustees declared a cash dividend of $0.33 per common share of beneficial interest in the second quarter. The dividend was paid on July 13, 2018, to shareholders of record as of June 29, 2018.

The Company's Board of Trustees declared a preferred dividend of $0.4875 on its Series A cumulative convertible preferred shares. The dividend was paid on July 31, 2018, to shareholders of record as of June 29, 2018.

Subsequent Events
On July 13, 2018, the Company sold the Embassy Suites Napa Valley for $102.0 million and paid off $25.9 million in outstanding first mortgage associated with the asset.

On July 20, 2018, the Company paid down its revolving credit facility by $75.0 million. Following the payment, the remaining outstanding balance on the revolving credit facility was $175.0 million.

2018 Outlook
The Company’s outlook includes all hotels owned as of August 7, 2018. Potential future acquisitions or dispositions could result in a material change to the Company’s outlook. The 2018 outlook is also based on a number of other assumptions, many of which are outside the Company’s control and all of which are subject to change.

The Company's 2018 outlook revisions only reflect the sale of the Embassy Suites Napa Valley. No other adjustments have been made.

For the full year 2018, the Company anticipates:

	Current Outlook	Prior Outlook
Pro forma RevPAR growth	-0.5% to +1.0%	-0.5% to +1.0%
Pro forma Hotel EBITDA Margin	31.25% to 32.5%	31.25% to 32.5%
Pro forma Consolidated Hotel EBITDA	$555M to $586M	$562M to $593M
Adjusted EBITDA	$519M to $550M	$524M to $555M
Corporate Cash General & Administrative	$37M to $39M	$37M to $39M

Earnings Call
The Company will conduct its quarterly analyst and investor conference call on August 8, 2018, at 9:00 a.m. (Eastern Time). The conference call can be accessed by dialing (877) 407-3982 or (201)
493-6780 for international participants and requesting RLJ Lodging Trust’s second quarter earnings conference call. Additionally, a live webcast of the conference call will be available through the Company’s website at http://www.rljlodgingtrust.com. A replay of the conference call webcast will be archived and available online through the Investor Relations page of the Company’s website.

About Us
RLJ Lodging Trust is a self-advised, publicly traded real estate investment trust that owns primarily premium-branded, high-margin, focused-service and compact full-service hotels. The Company's portfolio consists of 154 hotels with approximately 30,000 rooms located in 26 states and the District of Columbia and an ownership interest in one unconsolidated hotel with 171 rooms.

Forward Looking Statements
The following information contains certain statements, other than purely historical information, including estimates, projections, statements relating to the Company’s business plans, objectives and expected operating results, and the assumptions upon which those statements are based, that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally are identified by the use of the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “plan,” “may,” “will,” “will continue,” “intend,” “should,” or similar expressions. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, beliefs, and expectations, such forward-looking statements are not predictions of future events or guarantees of future performance and the Company’s actual results could differ materially from those set forth in the forward-looking statements. Some factors that might cause such a difference include the following: the current global economic uncertainty, increased direct competition, changes in government regulations or accounting rules, changes in local, national, and global real estate conditions, declines in the lodging industry, seasonality of the lodging industry, risks related to natural disasters, such as earthquakes and hurricanes, hostilities, including future terrorist attacks or fear of hostilities that affect travel, the Company’s ability to obtain lines of credit or permanent financing on satisfactory terms, changes in interest rates, access to capital through offerings of the Company’s common and preferred shares of beneficial interest, or debt, the Company’s ability to identify suitable acquisitions, the Company’s ability to close on identified acquisitions and integrate those businesses, and inaccuracies of the Company’s accounting estimates. Given these uncertainties, undue reliance should not be placed on such statements. Except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise. The Company cautions investors not to place undue reliance on these forward-looking statements and urges investors to carefully review the disclosures the Company makes concerning risks and uncertainties in the sections entitled “Risk Factors,” “Forward-Looking Statements,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report, as well as risks, uncertainties, and other factors discussed in other documents filed by the Company with the Securities and Exchange Commission.

###
 Additional Contacts:
Leslie D. Hale, Chief Operating Officer – (301) 280-7774
For additional information or to receive press releases via email, please visit our website:
 http://www.rljlodgingtrust.com

RLJ Lodging Trust
Non-GAAP and Accounting Commentary

Non-Generally Accepted Accounting Principles (“GAAP”) Financial Measures
The Company considers the following non-GAAP financial measures useful to investors as key supplemental measures of its performance: (1) FFO, (2) Adjusted FFO, (3) EBITDA, (4) EBITDAre, (5) Adjusted EBITDA, (6) Hotel EBITDA, and (7) Hotel EBITDA Margin. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income or loss as a measure of its operating performance. FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA, Hotel EBITDA, and Hotel EBITDA Margin as calculated by the Company, may not be comparable to other companies that do not define such terms exactly as the Company.

FFO
The Company calculates Funds from Operations (“FFO”) in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which defines FFO as net income or loss (calculated in accordance with GAAP), excluding gains or losses from sales of real estate, impairment, the cumulative effect of changes in accounting principles, plus depreciation and amortization, and adjustments for unconsolidated partnerships and joint ventures. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most real estate industry investors consider FFO to be helpful in evaluating a real estate company’s operations. The Company believes that the presentation of FFO provides useful information to investors regarding the Company’s operating performance and can facilitate comparisons of operating performance between periods and between real estate investment trusts (“REITs”), even though FFO does not represent an amount that accrues directly to common shareholders.

The Company’s calculation of FFO may not be comparable to measures calculated by other companies who do not use the NAREIT definition of FFO or do not calculate FFO per diluted share in accordance with NAREIT guidance. Additionally, FFO may not be helpful when comparing the Company to non-REITs. The Company presents FFO attributable to common shareholders, which includes unitholders of limited partnership interest (“OP units”) in RLJ Lodging Trust, L.P., the Company’s operating partnership, because the OP units are redeemable for common shares of the Company. The Company believes it is meaningful for the investor to understand FFO attributable to all common shares and OP units.

EBITDA and EBITDAre
Earnings Before Interest, Taxes, Depreciation, and Amortization (“EBITDA") is defined as net income or loss excluding: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sales of assets; and (3) depreciation and amortization. The Company considers EBITDA useful to an investor in evaluating and facilitating comparisons of its operating performance between periods and between REITs by removing the impact of its capital structure (primarily interest expense) and asset base (primarily depreciation and amortization) from its operating results. In addition, EBITDA is used as one measure in determining the value of hotel acquisitions and dispositions.

In addition to EBITDA, the Company presents EBITDAre in accordance with NAREIT guidelines, which defines EBITDAre as net income or loss (calculated in accordance with GAAP) excluding interest expense, income tax expense, depreciation and amortization expense, gains or losses from sales of real estate, impairment, and adjustments for unconsolidated partnerships and joint ventures. The Company believes that the presentation of EBITDAre provides useful information to investors regarding the Company’s operating performance and can facilitate comparisons of operating performance between periods and between REITs.

Adjustments to FFO and EBITDAre
The Company adjusts FFO and EBITDAre for certain items that the Company considers outside the normal course of operations or extraordinary. The Company believes that Adjusted FFO and Adjusted EBITDA provide useful supplemental information to investors regarding its ongoing operating performance that, when considered with net income or loss, FFO, EBITDA, and EBITDAre, are beneficial to an investor’s understanding of its operating performance. The Company adjusts FFO and EBITDAre for the following items:

•	Transaction Costs: The Company excludes transaction costs expensed during the period.

•	Non-Cash Expenses: The Company excludes the effect of certain non-cash items such as the amortization of share-based compensation and non-cash income taxes.

•
Other Non-Operational Expenses: The Company excludes the effect of certain non-operational expenses representing income and expenses outside of the normal course of operations, including debt modification costs, hurricane-related costs that are not reimbursed by insurance, executive transition costs, and activist shareholder costs.

The Company previously presented Adjusted EBITDA in a similar manner, with the exception of the adjustments for noncontrolling interests in consolidated joint ventures. The rationale for including 100% of Adjusted EBITDA for consolidated joint ventures with noncontrolling interests is that the full amount of any debt of these consolidated joint ventures is reported in our consolidated balance sheet and metrics using debt to EBITDA provide a better understanding of the Company’s leverage. This is also consistent with NAREIT’s definition of EBITDAre.

Hotel EBITDA and Hotel EBITDA Margin
With respect to Consolidated Hotel EBITDA, the Company believes that excluding the effect of corporate-level expenses and certain non-cash items provides a more complete understanding of the operating results over which individual hotels and operators have direct control. The Company believes property-level results provide investors with supplemental information about the ongoing operational performance of the Company’s hotels and the effectiveness of its third-party management companies.

Pro forma Consolidated Hotel EBITDA includes prior ownership information provided by the sellers of the hotels for periods prior to our acquisition of the hotels, which has not been audited and excludes results from sold hotels as applicable. Pro forma Hotel EBITDA and Pro forma Hotel EBITDA Margin exclude the results of any non-comparable hotels that were under renovation or not open for the entirety of the comparable periods. The following is a summary of pro forma hotel adjustments:

Pro forma adjustments: Acquired hotels
For the six months ended June 30, 2018, no hotels were acquired.

The Company acquired the following hotels in August 2017 in conjunction with the FelCor merger:

•	DoubleTree Suites by Hilton Austin

•	DoubleTree Suites by Hilton Orlando - Lake Buena Vista

•	Embassy Suites Atlanta - Buckhead

•	Embassy Suites Birmingham

•	Embassy Suites Boston - Marlborough

•	Embassy Suites Dallas - Love Field

•	Embassy Suites Deerfield Beach - Resort & Spa

•	Embassy Suites Fort Lauderdale 17th Street

•	Embassy Suites Los Angeles - International Airport/South

•	Embassy Suites Mandalay Beach - Hotel & Resort

•	Embassy Suites Miami - International Airport

•	Embassy Suites Milpitas Silicon Valley

•	Embassy Suites Minneapolis - Airport

•	Embassy Suites Myrtle Beach - Oceanfront Resort

•	Embassy Suites Napa Valley

•	Embassy Suites Orlando - International Drive South/Convention Center

•	Embassy Suites Phoenix - Biltmore

•	Embassy Suites San Francisco Airport - South San Francisco

•	Embassy Suites San Francisco Airport - Waterfront

•	Embassy Suites Secaucus - Meadowlands

•	Hilton Myrtle Beach Resort

•	Holiday Inn San Francisco - Fisherman's Wharf

•	San Francisco Marriott Union Square

•	DoubleTree by Hilton Burlington Vermont, formerly the Sheraton Burlington Hotel & Conference Center

•	Sheraton Philadelphia Society Hill Hotel

•	The Fairmont Copley Plaza

•	The Knickerbocker, New York

•	The Mills House Wyndham Grand Hotel, Charleston

•	The Vinoy Renaissance St. Petersburg Resort & Golf Club

•	Wyndham Boston Beacon Hill

•	Wyndham Houston - Medical Center Hotel & Suites

•	Wyndham New Orleans - French Quarter

•	Wyndham Philadelphia Historic District

•	Wyndham Pittsburgh University Center

•	Wyndham San Diego Bayside

•	Wyndham Santa Monica At the Pier

Pro forma adjustments: Sold hotels
For the six months ended June 30, 2018, the following hotels were sold:

•	Embassy Suites Boston - Marlborough was sold in February 2018

•	Sheraton Philadelphia Society Hill Hotel was sold in March 2018

For the year ended December 31, 2017, the following hotel was sold:
•The Fairmont Copley Plaza was sold in December 2017

RLJ Lodging Trust
Consolidated Balance Sheets
(Amounts in thousands, except share and per share data)
(unaudited)

	June 30, 2018	December 31, 2017
Assets
Investment in hotel properties, net	$5,534,069	$5,791,925
Investment in unconsolidated joint ventures	23,488	23,885
Cash and cash equivalents	382,455	586,470
Restricted cash reserves	78,222	72,606
Hotel and other receivables, net of allowance of $649 and $510, respectively	73,617	60,011
Deferred income tax asset, net	55,632	56,761
Intangible assets, net	125,453	133,211
Prepaid expense and other assets	74,870	69,936
Assets of hotel properties held for sale, net	99,415	—
Total assets	$6,447,221	$6,794,805
Liabilities and Equity
Debt, net	$2,569,066	$2,880,488
Accounts payable and other liabilities	208,336	225,664
Deferred income tax liability	5,547	5,547
Advance deposits and deferred revenue	31,725	30,463
Accrued interest	8,126	17,081
Distributions payable	65,852	65,284
Total liabilities	2,888,652	3,224,527
Equity
Shareholders’ equity:
Preferred shares of beneficial interest, $0.01 par value, 50,000,000 shares authorized
Series A Cumulative Convertible Preferred Shares, $0.01 par value, 12,950,000 shares authorized; 12,879,475 shares issued and outstanding, liquidation value of $328,266, at June 30, 2018 and December 31, 2017	366,936	366,936
Common shares of beneficial interest, $0.01 par value, 450,000,000 shares authorized; 175,278,298 and 174,869,046 shares issued and outstanding at June 30, 2018 and December 31, 2017, respectively	1,753	1,749
Additional paid-in capital	3,213,049	3,208,002
Accumulated other comprehensive income	33,639	8,846
Distributions in excess of net earnings	(123,808)	(82,566)
Total shareholders’ equity	3,491,569	3,502,967
Noncontrolling interest:
Noncontrolling interest in consolidated joint ventures	11,595	11,700
Noncontrolling interest in the Operating Partnership	10,975	11,181
Total noncontrolling interest	22,570	22,881
Preferred equity in a consolidated joint venture, liquidation value of $45,487 and $45,430 at June 30, 2018 and December 31, 2017, respectively	44,430	44,430
Total equity	3,558,569	3,570,278
Total liabilities and equity	$6,447,221	$6,794,805

Note:
The corresponding notes to the consolidated financial statements can be found in the Company’s Quarterly Report on Form 10-Q.

RLJ Lodging Trust
Consolidated Statements of Operations
(Amounts in thousands, except share and per share data)
(unaudited)

	For the three months ended June 30,		For the six months ended June 30,
	2018	2017	2018	2017
Revenue
Operating revenue
Room revenue	$403,232	$253,739	$760,877	$478,704
Food and beverage revenue	58,444	29,121	110,639	55,812
Other revenue	23,015	9,424	42,769	18,000
Total revenue	$484,691	$292,284	$914,285	$552,516
Expense
Operating expense
Room expense	$94,459	$55,221	$184,428	$107,143
Food and beverage expense	42,406	20,101	83,669	39,398
Management and franchise fee expense	37,252	29,626	72,928	56,539
Other operating expense	108,556	59,058	214,679	116,880
Total property operating expense	282,673	164,006	555,704	319,960
Depreciation and amortization	61,648	38,240	123,056	76,905
Property tax, insurance and other	35,537	18,152	70,036	37,310
General and administrative	15,523	10,129	26,436	19,252
Transaction costs	247	3,691	1,920	4,316
Total operating expense	395,628	234,218	777,152	457,743
Operating income	89,063	58,066	137,133	94,773
Other income	565	73	1,657	214
Interest income	960	664	2,190	1,149
Interest expense	(25,443)	(14,548)	(54,144)	(28,877)
Gain on extinguishment of indebtedness	7	—	7,666	—
Income before equity in income from unconsolidated joint ventures	65,152	44,255	94,502	67,259
Equity in income from unconsolidated joint ventures	799	—	418	—
Income before income tax expense	65,951	44,255	94,920	67,259
Income tax expense	(2,354)	(1,821)	(3,696)	(2,987)
Income from operations	63,597	42,434	91,224	64,272
Gain (loss) on sale of hotel properties	796	30	(2,938)	(30)
Net income	64,393	42,464	88,286	64,242
Net (income) loss attributable to noncontrolling interests:
Noncontrolling interest in consolidated joint ventures	(55)	(29)	179	37
Noncontrolling interest in the Operating Partnership	(254)	(189)	(327)	(275)
Preferred distributions - consolidated joint venture	(370)	—	(735)	—
Net income attributable to RLJ	63,714	42,246	87,403	64,004
Preferred dividends	(6,279)	—	(12,557)	—
Net income attributable to common shareholders	$57,435	$42,246	$74,846	$64,004
Basic per common share data:
Net income per share attributable to common shareholders	$0.33	$0.34	$0.43	$0.51
Weighted-average number of common shares	174,238,854	123,785,735	174,216,387	123,760,096
Diluted per common share data:
Net income per share attributable to common shareholders	$0.33	$0.34	$0.43	$0.51
Weighted-average number of common shares	174,364,547	123,871,762	174,316,348	123,856,388

Note:
The Statements of Comprehensive Income and corresponding notes to the consolidated financial statements can be found in the Company’s Quarterly
Report on Form 10-Q.

RLJ Lodging Trust
Reconciliation of Non-GAAP Measures
(Amounts in thousands, except per share data)
(unaudited)

FFO Attributable to Common Shareholders and Unitholders

	For the three months ended June 30,		For the six months ended June 30,
	2018	2017	2018	2017
Net income	$64,393	$42,464	$88,286	$64,242
Preferred dividends	(6,279)	—	(12,557)	—
Preferred distributions - consolidated joint venture	(370)	—	(735)	—
Depreciation and amortization	61,648	38,240	123,056	76,905
(Gain) loss on sale of hotel properties	(796)	(30)	2,938	30
Noncontrolling interest in consolidated joint ventures	(55)	(29)	179	37
Adjustments related to consolidated joint ventures (1)	(80)	(30)	(155)	(62)
Adjustments related to unconsolidated joint ventures (2)	669	—	1,337	—
FFO	119,130	80,615	202,349	141,152
Transaction costs	247	3,691	1,920	4,316
Gain on extinguishment of indebtedness	(7)	—	(7,666)	—
Amortization of share-based compensation	3,172	3,134	5,686	5,469
Non-cash income tax expense	1,826	1,323	2,929	2,261
Other expenses (3)	3,547	—	4,168	—
Adjusted FFO	$127,915	$88,763	$209,386	$153,198

Adjusted FFO per common share and unit-basic	$0.73	$0.71	$1.20	$1.23
Adjusted FFO per common share and unit-diluted	$0.73	$0.71	$1.20	$1.23

Basic weighted-average common shares and units outstanding (4)	175,013	124,344	174,990	124,319
Diluted weighted-average common shares and units outstanding (4)	175,138	124,431	175,090	124,415

Note:
(1) Includes depreciation and amortization expense allocated to the noncontrolling interest in the consolidated joint ventures.
(2)  Includes our ownership interest of the depreciation and amortization expense of the unconsolidated joint ventures.
(3) Represents income and expenses outside of the normal course of operations, including debt modification costs, hurricane-related costs that are not reimbursed by insurance, executive transition costs, and activist shareholder costs.
(4)  Includes 0.8 million and 0.6 million weighted-average operating partnership units for the three and six month periods ended June 30, 2018 and 2017, respectively.

RLJ Lodging Trust
Reconciliation of Non-GAAP Measures
(Amounts in thousands)
(unaudited)

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)

	For the three months ended June 30,		For the six months ended June 30,
	2018	2017	2018	2017
Net income	$64,393	$42,464	$88,286	$64,242
Depreciation and amortization	61,648	38,240	123,056	76,905
Interest expense, net (1)	24,483	14,399	51,954	28,716
Income tax expense	2,354	1,821	3,696	2,987
Adjustments related to unconsolidated joint ventures (2)	796	—	1,591	—
EBITDA	153,674	96,924	268,583	172,850
(Gain) loss on sale of hotel properties	(796)	(30)	2,938	30
EBITDAre	152,878	96,894	271,521	172,880
Transaction costs	247	3,691	1,920	4,316
Gain on extinguishment of indebtedness	(7)	—	(7,666)	—
Amortization of share-based compensation	3,172	3,134	5,686	5,469
Other expenses (3)	3,547	—	4,168	—
Adjusted EBITDA	159,837	103,719	275,629	182,665
General and administrative (4)	12,351	6,995	20,750	13,783
Other corporate adjustments	(3,144)	(356)	(2,762)	(356)
Consolidated Hotel EBITDA	169,044	110,358	293,617	196,092
Pro forma adjustments - loss (income) from sold hotels	233	(76)	(346)	(249)
Pro forma adjustments - income from prior ownership of acquired hotels (5)	—	59,966	—	106,724
Pro forma Consolidated Hotel EBITDA	169,277	170,248	293,271	302,567
Pro forma adjustments - income from non-comparable hotels	—	—	—	—
Pro forma Hotel EBITDA	$169,277	$170,248	$293,271	$302,567

Note:
(1) Excludes amounts attributable to investment in loans of $0.5 million and $1.0 million for the three and six months ended June 30, 2017, respectively.
(2) Includes our ownership interest of the interest, depreciation, and amortization expense of the unconsolidated joint ventures.
(3) Represents income and expenses outside of the normal course of operations, including debt modification costs, hurricane-related costs that are not reimbursed by insurance, executive transition costs, and activist shareholder costs.
(4) General and administrative expenses exclude amortization of share-based compensation reflected in Adjusted EBITDA.
(5) The information above includes results for periods prior to the Company's ownership. The information has not been audited and is presented only for comparison purposes.

RLJ Lodging Trust
Reconciliation of Non-GAAP Measures
(Amounts in thousands)
(unaudited)

Pro forma Hotel EBITDA Margin

	For the three months ended June 30,		For the six months ended June 30,
	2018	2017	2018	2017
Total revenue	$484,691	$292,284	$914,285	$552,516
Pro forma adjustments - net revenue from sold hotels	142	(2)	(5,755)	(12)
Pro forma adjustments - revenue from prior ownership of acquired hotels (1)	—	183,436	—	349,215
Other corporate adjustments / non-hotel revenue	(1,212)	(15)	(1,626)	(29)
Pro forma Hotel Revenue	$483,621	$475,703	$906,904	$901,690

Pro forma Hotel EBITDA	$169,277	$170,248	$293,271	$302,567

Pro forma Hotel EBITDA Margin	35.0%	35.8%	32.3%	33.6%

Note:
(1) The information above includes results for periods prior to the Company's ownership. The information has not been audited and is presented only for comparison purposes.

RLJ Lodging Trust
Consolidated Debt Summary
(Amounts in thousands)
(unaudited)

Loan	Base Term (Years)	Maturity (incl. extensions)	Floating / Fixed	Interest Rate (1)	Balance as of June 30, 2018 (2)
Secured Debt
Scotiabank - 1 hotel	4	Nov 2018	Floating	4.76%	$85,000
Wells Fargo - 4 hotels	3	Oct 2021	Floating (3)	4.07%	150,000
Wells Fargo - 4 hotels	2	Mar 2022	Floating (3)	4.04%	141,750
Wells Fargo - 1 hotel	10	Jun 2022	Fixed	5.25%	31,735
PNC - 3 hotels	10	Oct 2022	Fixed	4.95%	83,522
Wells Fargo - 1 hotel	10	Oct 2022	Fixed	4.95%	33,137
Prudential - 1 hotel	10	Oct 2022	Fixed	4.94%	29,273
PNC - 5 hotels	5	Mar 2023	Floating	4.19%	85,000
Weighted-Average / Secured Total				4.43%	$639,417

Unsecured Debt
Revolver (4)	4	Apr 2021	Floating	3.59%	$250,000
$400 Million Term Loan Maturing 2021	5	Apr 2021	Floating (3)(5)	3.06%	400,000
$150 Million Term Loan Maturing 2022	7	Jan 2022	Floating (3)	3.08%	150,000
$400 Million Term Loan Maturing 2023	5	Jan 2023	Floating (3)(5)	3.17%	400,000
$225 Million Term Loan Maturing 2023	5	Jan 2023	Floating (3)	3.44%	225,000
Senior Unsecured Notes	10	Jun 2025	Fixed	6.00%	475,000
Weighted-Average / Unsecured Total				3.93%	$1,900,000

Weighted-Average / Gross Debt				4.06%	$2,539,417

Note:
(1) Interest rates as of June 30, 2018.
(2) Excludes the impact of fair value adjustments and deferred financing costs.
(3) The floating interest rate is hedged with an interest rate swap.
(4) As of June 30, 2018, there was $350.0 million of borrowing capacity on the revolver, which is charged an unused commitment fee of 0.30%
annually.
(5) Reflects interest rate swap on $350.0 million.

RLJ Lodging Trust
Pro forma Operating Statistics - Top 60 Assets
(unaudited)

Property	City/State	# of Rooms	Pro forma Consolidated Hotel EBITDA
The Knickerbocker New York	New York, NY	330	$12,487
Marriott Louisville Downtown	Louisville, KY	616	11,623
Wyndham San Diego Bayside	San Diego, CA	600	9,954
The Vinoy Renaissance St. Petersburg Resort & Golf Club	St Petersburg, FL	362	9,428
San Francisco Marriott Union Square	San Francisco, CA	401	9,354
The Mills House Wyndham Grand Hotel	Charleston, SC	216	9,172
Wyndham Boston Beacon Hill	Boston, MA	304	9,093
DoubleTree Metropolitan Hotel New York City	New York, NY	764	9,068
Embassy Suites San Francisco Airport - Waterfront	Burlingame, CA	340	8,591
Embassy Suites Tampa Downtown Convention Center	Tampa, FL	360	8,471
Embassy Suites Los Angeles - International Airport South	El Segundo, CA	349	8,443
Courtyard Austin Downtown Convention Center	Austin, TX	270	8,427
Embassy Suites Mandalay Beach - Hotel & Resort	Oxnard, CA	250	8,188
Courtyard Portland City Center	Portland, OR	256	8,182
Embassy Suites Fort Lauderdale 17th Street	Fort Lauderdale, FL	361	8,055
Wyndham New Orleans - French Quarter	New Orleans, LA	374	7,856
Hilton Myrtle Beach Resort	Myrtle Beach, SC	385	7,758
DoubleTree Grand Key Resort	Key West, FL	216	7,506
Embassy Suites Myrtle Beach - Oceanfront Resort	Myrtle Beach, SC	255	7,088
Residence Inn Palo Alto Los Altos	Los Altos, CA	156	6,873
Courtyard San Francisco	San Francisco, CA	166	6,829
Wyndham Santa Monica At the Pier	Santa Monica, CA	132	6,722
Wyndham Philadelphia Historic District	Philadelphia, PA	364	6,669
Courtyard Chicago Downtown Magnificent Mile	Chicago, IL	306	6,431
Embassy Suites Deerfield Beach - Resort & Spa	Deerfield Beach, FL	244	6,411
Embassy Suites San Francisco Airport - South San Francisco	South San Francisco, CA	312	6,242
Hilton Garden Inn San Francisco Oakland Bay Brg	Emeryville, CA	278	6,213
Hyatt House Emeryville San Francisco Bay Area	Emeryville, CA	234	6,183
Renaissance Pittsburgh Hotel	Pittsburgh, PA	300	6,143
Fairfield Inn & Suites Washington DC Downtown	Washington, DC	198	6,058
Hyatt House Santa Clara	Santa Clara, CA	150	5,995
Wyndham Houston - Medical Center Hotel & Suites	Houston, TX	287	5,877
Hyatt House San Jose Silicon Valley	San Jose, CA	164	5,861
Hilton Cabana Miami Beach	Miami Beach, FL	231	5,729
Marriott Denver South @ Park Meadows	Lone Tree, CO	279	5,470
Courtyard Waikiki Beach	Honolulu, HI	403	5,460
Embassy Suites Boston Waltham	Waltham, MA	275	5,375
Embassy Suites Atlanta - Buckhead	Atlanta, GA	316	5,355
Renaissance Fort Lauderdale Plantation Hotel	Plantation, FL	250	5,316
Residence Inn Bethesda Downtown	Bethesda, MD	188	5,249
DoubleTree Suites by Hilton Austin	Austin, TX	188	5,235
Embassy Suites Irvine Orange County	Irvine, CA	293	5,030
Embassy Suites Los Angeles Downey	Downey, CA	220	5,019
Hyatt House San Diego Sorrento Mesa	San Diego, CA	193	4,833
Residence Inn Austin Downtown Convention Center	Austin, TX	179	4,776
Embassy Suites Milpitas Silicon Valley	Milpitas, CA	266	4,746
Hilton Garden Inn Los Angeles Hollywood	Los Angeles, CA	160	4,716
Courtyard Charleston Historic District	Charleston, SC	176	4,680
Marriott Denver Airport @ Gateway Park	Aurora, CO	238	4,645
Homewood Suites Washington DC Downtown	Washington, DC	175	4,636
Renaissance Boulder Flatiron Hotel	Broomfield, CO	232	4,635
Embassy Suites Orlando - International Drive South/Convention Center	Orlando, FL	244	4,606
Hyatt Place Washington DC Downtown K Street	Washington, DC	164	4,293
Embassy Suites Dallas - Love Field	Dallas, TX	248	4,288
Embassy Suites Minneapolis - Airport	Bloomington, MN	310	4,190
Hyatt Place Fremont Silicon Valley	Fremont, CA	151	4,057
Hilton Garden Inn New Orleans Convention Center	New Orleans, LA	286	4,019
Residence Inn National Harbor Washington DC	Oxon Hill, MD	162	3,881
Wyndham Pittsburgh University Center	Pittsburgh, PA	251	3,765
Embassy Suites Phoenix - Biltmore	Phoenix, AZ	232	3,684
Top 60 Assets		16,610	384,939
Other (94 Assets)		13,395	195,357
Total Portfolio		30,005	$580,296
Note: For the trailing twelve months ended June 30, 2018. Results reflect 100% of the financial results of three consolidated joint ventures and exclude the Chateau LeMoyne-French Quarter New Orleans, which is an unconsolidated hotel, and the Embassy Suites Napa Valley, which was sold subsequent to June 30, 2018. Amounts in thousands, except rooms. The information above includes results for periods prior to the Company's ownership. The information has not been audited and is presented only for comparison purposes.

RLJ Lodging Trust
Pro forma Operating Statistics

For the three months ended June 30, 2018 and June 30, 2017

Top Markets	# of Hotels	Occupancy			ADR			RevPAR
		2018	2017	Var	2018	2017	Var	2018	2017	Var
Northern California	14	85.0%	87.8%	(3.2)%	$228.31	$214.95	6.2%	$193.96	$188.71	2.8%
South Florida	13	86.5%	83.1%	4.1%	158.72	154.55	2.7%	137.23	128.42	6.9%
Southern California	9	86.5%	86.4%	0.1%	182.54	181.26	0.7%	157.88	156.68	0.8%
Austin	14	80.3%	79.3%	1.2%	162.73	171.56	(5.1)%	130.63	136.05	(4.0)%
Houston	11	74.3%	69.3%	7.2%	143.43	138.68	3.4%	106.58	96.09	10.9%
Washington, DC	8	87.7%	85.3%	2.7%	208.11	208.74	(0.3)%	182.42	178.15	2.4%
Denver	13	78.5%	80.5%	(2.5)%	143.95	145.28	(0.9)%	112.97	116.96	(3.4)%
Chicago	14	78.4%	76.0%	3.2%	152.40	154.88	(1.6)%	119.49	117.64	1.6%
Louisville	5	67.1%	75.4%	(11.0)%	181.37	187.27	(3.2)%	121.72	141.28	(13.8)%
New York City	5	91.7%	91.1%	0.7%	250.44	243.91	2.7%	229.71	222.21	3.4%
Other	49	80.9%	80.6%	0.4%	167.60	166.52	0.6%	135.60	134.18	1.1%
Total	155	81.9%	81.7%	0.3%	$179.06	$177.28	1.0%	$146.72	$144.78	1.3%

Service Level	# of Hotels	Occupancy			ADR			RevPAR
		2018	2017	Var	2018	2017	Var	2018	2017	Var
Focused-Service	102	82.0%	80.3%	2.1%	$165.60	$165.65	0.0%	$135.71	$132.95	2.1%
Compact Full-Service	48	83.5%	83.9%	(0.5)%	190.82	187.15	2.0%	159.37	157.05	1.5%
Full-Service	5	70.7%	76.5%	(7.6)%	200.08	194.06	3.1%	141.37	148.43	(4.8)%
Total	155	81.9%	81.7%	0.3%	$179.06	$177.28	1.0%	$146.72	$144.78	1.3%

Chain Scale	# of Hotels	Occupancy			ADR			RevPAR
		2018	2017	Var	2018	2017	Var	2018	2017	Var
Upper Upscale	39	80.3%	81.5%	(1.4)%	$186.14	$182.82	1.8%	$149.53	$148.96	0.4%
Upscale	98	82.9%	81.9%	1.2%	173.11	172.33	0.5%	143.49	141.10	1.7%
Upper Midscale	16	82.4%	80.6%	2.2%	167.95	166.70	0.7%	138.39	134.36	3.0%
Other	2	81.8%	83.9%	(2.6)%	300.88	286.11	5.2%	245.99	240.08	2.5%
Total	155	81.9%	81.7%	0.3%	$179.06	$177.28	1.0%	$146.72	$144.78	1.3%

Flags	# of Hotels	Occupancy			ADR			RevPAR
		2018	2017	Var	2018	2017	Var	2018	2017	Var
Residence Inn	29	83.2%	80.8%	2.9%	$155.78	$158.25	(1.6)%	$129.54	$127.82	1.3%
Courtyard	24	81.8%	81.9%	(0.1)%	175.78	173.95	1.1%	143.77	142.38	1.0%
Embassy Suites	23	82.7%	83.2%	(0.7)%	178.26	174.67	2.1%	147.35	145.39	1.3%
Hyatt House	11	85.9%	83.4%	3.0%	178.41	174.83	2.0%	153.33	145.88	5.1%
Hilton Garden Inn	8	81.0%	77.7%	4.3%	164.74	162.27	1.5%	133.52	126.04	5.9%
SpringHill Suites	8	74.1%	73.4%	1.0%	132.45	135.15	(2.0)%	98.17	99.21	(1.0)%
Wyndham	8	83.5%	82.5%	1.1%	185.71	185.67	0.0%	154.99	153.21	1.2%
Fairfield Inn & Suites	7	82.7%	79.7%	3.9%	166.33	175.83	(5.4)%	137.64	140.08	(1.7)%
Hampton Inn	7	81.4%	76.5%	6.3%	142.36	143.02	(0.5)%	115.84	109.43	5.9%
Marriott	6	73.4%	78.1%	(6.1)%	202.65	202.27	0.2%	148.76	158.05	(5.9)%
DoubleTree	6	87.5%	88.8%	(1.5)%	202.55	198.61	2.0%	177.17	176.40	0.4%
Renaissance	4	80.5%	80.5%	0.0%	188.56	182.97	3.1%	151.82	147.37	3.0%
Hyatt Place	3	84.7%	86.3%	(1.9)%	203.11	194.99	4.2%	171.95	168.35	2.1%
Homewood Suites	2	84.9%	85.4%	(0.6)%	203.33	201.82	0.7%	172.55	172.29	0.2%
Hilton	2	76.4%	76.8%	(0.5)%	178.08	176.08	1.1%	136.05	135.21	0.6%
Hyatt	2	80.6%	78.8%	2.4%	196.85	185.80	5.9%	158.71	146.32	8.5%
Other	5	81.9%	84.5%	(3.1)%	234.14	218.76	7.0%	191.67	184.81	3.7%
Total	155	81.9%	81.7%	0.3%	$179.06	$177.28	1.0%	$146.72	$144.78	1.3%
Note: Results reflect 100% of the financial results of three consolidated joint ventures and exclude the Chateau LeMoyne-French Quarter New Orleans, which is an unconsolidated hotel. The information above includes results for periods prior to the Company's ownership. The information has not been audited and is presented only for comparison purposes.

RLJ Lodging Trust
Pro forma Operating Statistics

For the six months ended June 30, 2018 and June 30, 2017

Top Markets	# of Hotels	Occupancy			ADR			RevPAR
		2018	2017	Var	2018	2017	Var	2018	2017	Var
Northern California	14	81.9%	84.3%	(2.9)%	$222.21	$217.34	2.2%	$181.97	$183.28	(0.7)%
South Florida	13	89.0%	85.6%	4.1%	192.63	186.44	3.3%	171.52	159.54	7.5%
Southern California	9	85.2%	84.9%	0.4%	177.39	177.19	0.1%	151.22	150.45	0.5%
Austin	14	78.5%	79.4%	(1.2)%	170.26	177.31	(4.0)%	133.59	140.82	(5.1)%
Houston	11	73.8%	70.8%	4.1%	144.15	151.90	(5.1)%	106.32	107.61	(1.2)%
Washington, DC	8	81.2%	77.8%	4.3%	191.91	201.07	(4.6)%	155.78	156.42	(0.4)%
Denver	13	73.1%	74.9%	(2.5)%	137.17	137.02	0.1%	100.26	102.68	(2.4)%
Chicago	14	69.0%	65.1%	6.0%	139.31	140.80	(1.1)%	96.12	91.61	4.9%
Louisville	5	62.9%	68.1%	(7.6)%	162.38	170.25	(4.6)%	102.15	115.89	(11.9)%
New York City	5	87.7%	85.5%	2.5%	214.50	210.65	1.8%	188.04	180.12	4.4%
Other	49	76.9%	77.4%	(0.7)%	165.25	163.90	0.8%	127.06	126.87	0.1%
Total	155	78.6%	78.4%	0.2%	$176.12	$175.90	0.1%	$138.41	$137.91	0.4%

Service Level	# of Hotels	Occupancy			ADR			RevPAR
		2018	2017	Var	2018	2017	Var	2018	2017	Var
Focused-Service	102	78.0%	76.8%	1.6%	$161.48	$163.64	(1.3)%	$126.01	$125.71	0.2%
Compact Full-Service	48	81.1%	81.4%	(0.3)%	190.12	187.65	1.3%	154.23	152.74	1.0%
Full-Service	5	64.9%	69.4%	(6.4)%	186.99	182.10	2.7%	121.37	126.34	(3.9)%
Total	155	78.6%	78.4%	0.2%	$176.12	$175.90	0.1%	$138.41	$137.91	0.4%

Chain Scale	# of Hotels	Occupancy			ADR			RevPAR
		2018	2017	Var	2018	2017	Var	2018	2017	Var
Upper Upscale	39	78.1%	78.8%	(0.9)%	$190.14	$187.53	1.4%	$148.46	$147.70	0.5%
Upscale	98	79.1%	78.5%	0.7%	166.79	167.70	(0.5)%	131.93	131.67	0.2%
Upper Midscale	16	77.7%	77.0%	0.9%	163.75	166.21	(1.5)%	127.26	127.99	(0.6)%
Other	2	76.1%	73.7%	3.3%	268.06	263.76	1.6%	204.04	194.36	5.0%
Total	155	78.6%	78.4%	0.2%	$176.12	$175.90	0.1%	$138.41	$137.91	0.4%

Flags	# of Hotels	Occupancy			ADR			RevPAR
		2018	2017	Var	2018	2017	Var	2018	2017	Var
Residence Inn	29	79.6%	78.1%	1.9%	$155.20	$157.93	(1.7)%	$123.48	$123.28	0.2%
Courtyard	24	78.2%	78.1%	0.1%	166.94	168.68	(1.0)%	130.60	131.79	(0.9)%
Embassy Suites	23	81.3%	81.7%	(0.4)%	184.63	181.67	1.6%	150.12	148.37	1.2%
Hyatt House	11	83.7%	80.8%	3.6%	176.10	174.40	1.0%	147.43	140.92	4.6%
Hilton Garden Inn	8	77.3%	74.2%	4.2%	163.49	163.23	0.2%	126.45	121.19	4.3%
SpringHill Suites	8	68.9%	70.5%	(2.3)%	129.31	134.94	(4.2)%	89.10	95.19	(6.4)%
Wyndham	8	78.9%	78.1%	1.0%	173.99	175.11	(0.6)%	137.22	136.72	0.4%
Fairfield Inn & Suites	7	77.7%	76.0%	2.1%	163.27	174.76	(6.6)%	126.78	132.88	(4.6)%
Hampton Inn	7	77.7%	73.7%	5.4%	143.18	144.01	(0.6)%	111.24	106.11	4.8%
Marriott	6	69.1%	73.0%	(5.3)%	199.67	201.73	(1.0)%	137.98	147.26	(6.3)%
DoubleTree	6	83.8%	86.3%	(2.8)%	190.64	185.30	2.9%	159.84	159.86	0.0%
Renaissance	4	79.2%	77.9%	1.6%	197.40	193.08	2.2%	156.28	150.44	3.9%
Hyatt Place	3	80.1%	82.0%	(2.4)%	187.37	186.88	0.3%	150.01	153.24	(2.1)%
Homewood Suites	2	75.9%	78.5%	(3.2)%	185.27	191.61	(3.3)%	140.70	150.32	(6.4)%
Hilton	2	70.4%	69.2%	1.8%	181.73	173.44	4.8%	127.99	119.94	6.7%
Hyatt	2	81.2%	79.4%	2.3%	198.61	193.49	2.6%	161.27	153.60	5.0%
Other	5	76.6%	78.2%	(2.0)%	217.02	209.74	3.5%	166.32	164.02	1.4%
Total	155	78.6%	78.4%	0.2%	$176.12	$175.90	0.1%	$138.41	$137.91	0.4%
Note: Results reflect 100% of the financial results of three consolidated joint ventures and exclude the Chateau LeMoyne-French Quarter New Orleans, which is an unconsolidated hotel. The information above includes results for periods prior to the Company's ownership. Wyndham hotels reclassified to Upscale to conform with
Smith Travel Research chain scale definitions. The information has not been audited and is presented only for comparison purposes.